Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to inclusion in the Registration Statement on Form S-1 of Select Energy Services, Inc. of our report dated November 22, 2016, with respect to the consolidated financial statements of SES Holdings, LLC for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
April 7, 2017